UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2014

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Metalico, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2014.

(b) The following matters were voted upon at the Annual Meeting:

(i) Stockholders voted on the election of nominees for the Board of Directors to serve for a term expiring at the Company’s 2015 Annual Meeting. Each individual named below was re-elected to the Board. The results of voting are set forth opposite the names of the nominees:

				Broker
	For	Against	Abstentions	Non-Votes
Carlos E. Agüero	22,304,234	1,257,301	60,461	18,882,037
Michael J. Drury	22,223,329	1,336,806	61,861	18,882,037
Sean P. Duffy	22,221,614	1,333,221	67,161	18,882,037
Paul A. Garrett	22,312,164	1,242,551	67,281	18,882,037
Bret R. Maxwell	22,330,523	1,223,062	68,411	18,882,037

(ii) Stockholders approved a proposal to ratify the selection of CohnReznick, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 as follows:

For	Against	Abstentions
41,263,173	896,967	343,893

(iii) Stockholders endorsed an advisory resolution to approve the compensation of the Company’s named executive officers as follows:

For	Against	Abstentions	Broker Non-Votes
21,964,577	1,417,202	240,217	18,882,037

Item 8.01. Other Events.

On June 4, 2014, the Company issued a press release announcing its strategy for satisfying certain conditional financial obligations and results of its 2014 Annual Meeting of Stockholders. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The attached press release can also be accessed on the Company’s website at www.metalico.com.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1 Minutes of the Annual Meeting of Stockholders of June 3, 2014. The Minutes will also be available on the Corporate Governance page of the Company’s website at www.metalico.com.

Ex. 99.2 Press Release issued June 4, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 4, 2014	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Minutes of the 2014 Annual Stockholders Meeting of Metalico, Inc. held June 3, 2014
99.2	Press Release issued June 4, 2014